UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2021

MARCUS & MILLICHAP, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36155	35-2478370
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

23975 Park Sorrento, Suite 400

Calabasas, California 91302

(Address of Principal Executive Offices including Zip Code)

(818) 212-2250

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MMI	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective August 31, 2021, Martin E. Louie stepped down as the Senior Vice President, Corporate Initiatives of Marcus & Millichap, Inc. (the “Company”). In connection with his departure, the Company entered into a Severance Agreement dated September 13, 2021 (the “Agreement”). Pursuant to the Agreement, Mr. Louie will receive a continued base salary payment of $29,167 per month for up to 15 months, and COBRA reimbursement of $4,561 per month for 15 months. Mr. Louie will also receive a monthly cash payment of $8,317 for up to 15 months, in satisfaction of his unvested RSUs. In addition, the Company will pay him an amount equal to the aggregate balance in his Stock Appreciation Right account. The Agreement also includes terms concerning restrictive covenants, retirement benefits, reimbursement, non-competition and non-disparagement, confidentiality, release and waiver of claims, refraining from certain legal actions and cooperation with the Company. A copy of the Agreement is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title or Description

10.1	Severance Agreement between the Company and Martin E. Louie dated September 13, 2021.

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARCUS & MILLICHAP, INC.

Date: November 22, 2021	By:	/s/ Steven F. DeGennaro
Steven F. DeGennaro
Chief Financial Officer

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